UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2025

Warner Bros. Discovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 28, 2025, WarnerMedia Holdings, Inc. (“WMH”), a Delaware limited liability company and wholly owned subsidiary of Warner Bros. Discovery, Inc. (“WBD”), issued a conditional notice for the redemption in full of all $1,500,000,000 aggregate principal amount of its outstanding 6.412% Senior Notes due 2026 (CUSIP: 55903VBG7) (the “Notes”), in accordance with the terms of the indenture governing the Notes, subject to the satisfaction (or waiver by WMH in its sole discretion) of the condition precedent described below. Such redemption will be funded with the proceeds of borrowings pursuant to a new $1,500,000,000 364-day senior unsecured term loan credit facility (the “Term Loan Facility”) entered into on January 28, 2025 by Discovery Communications, LLC, a Delaware limited liability company, WBD, certain wholly-owned subsidiaries of WBD party thereto, the lenders party thereto, and Mizuho Bank, Ltd.

The redemption of the Notes is conditioned upon receipt by WMH or its affiliate of the proceeds from the Term Loan Facility, on terms and conditions satisfactory in all respects to WMH in its sole discretion. The Notes will be redeemed on February 7, 2025 or, if such condition precedent is not satisfied (or waived by WMH in its sole discretion) on or prior to February 7, 2025, such later date (but not later than March 29, 2025) as such condition precedent is so satisfied (such date of such redemption, the “Redemption Date”), at a redemption price equal to 100% of the principal amount of the Notes being redeemed (the “Redemption Price”), plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

On the Redemption Date, the Redemption Price and such accrued and unpaid interest will become due and payable on the Notes and, unless WMH defaults in the payment of the Redemption Price and such accrued and unpaid interest, interest on the Notes being redeemed will cease to accrue on and after the Redemption Date. The notice of conditional full redemption specifying the terms, conditions and procedures for the redemption of the Notes is available through U.S. Bank Trust Company, National Association, located at One Federal Street, 10th Floor, Boston, Massachusetts, 02110, as paying agent for the Notes. The foregoing does not constitute a notice of redemption for the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2025	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
	Name:	Gunnar Wiedenfels
	Title:	Chief Financial Officer